Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contacts:	Robert McPherson Sr. Vice President, CFO Metals USA, Inc. 713-965-0990

METALS USA REPORTS 2006 4th QUARTER AND YEAR-END RESULTS

February 26, 2007 – HOUSTON, TEXAS – Metals USA, Inc. a wholly-owned subsidiary of Metals USA Holdings Corp. through its wholly-owned subsidiary Flag Intermediate Holdings Corporation, today announced its 2006 operating results. Sales revenues of $1.8 billion exceeded prior year sales of $1.6 billion by $164 million as volumes increased more than 4% in our metal service center business. Operating income during the year was $119 million, $36 million better than fiscal 2005. For the quarter ending December 31, 2006, sales revenues of $438 million exceeded prior year sales of $389 million by $49 million. Operating income for the quarter was $24 million, or $19 million better than fourth quarter 2005.

Lourenco Goncalves, the Company’s Chairman, President and C.E.O. commented: “2006 was a good year for Metals USA. Adjusted EBITDA of $156 million was our second best ever, further confirming our belief that our business is strong and consistently profitable. Equally important, during the fourth quarter we grew our business year over year, and entered January 2007 with the right inventory mix. Our customers are focused on their businesses, without concern about metal availability. Metals USA continues to deliver value added performances to its customers, vendors and shareholders.” Mr. Goncalves also stated: “The outlook for 2007 is favorable: metal demand appears to be stable to somewhat improving, coupled with tightening metal availability and an increasing price trend.”

Adjusted EBITDA (as defined and calculated in the attached table), a non-GAAP financial measure used by Metals USA and its creditors to monitor the performance of the business, was $34 million for the fourth quarter, or $6 million higher than fourth quarter 2005. The Company recognized $8 million in depreciation and amortization expenses during the quarter. Interest expense for the fourth quarter 2006 was $15 million. Operating income, the GAAP measure that we believe is most comparable to Adjusted EBITDA, for the fourth quarter of 2006 was $24 million.

The Company had $329 million drawn under its ABL credit facility at year-end, with excess availability of $103 million. Total debt of $611 million at December 31, 2006 was $137 million higher than at December 31, 2005 primarily due to cash payments of $46 million for the acquisitions of Port City Metal Services and Dura-Loc Roofing Systems, and a net change in working capital. Capital expenditures made during fiscal year 2006 were $17 million. During the year ended December 31, 2006, net cash used in operating activities was $46 million. This amount represents net income of $40 million, adjustments for costs that did not involve cash flows for the period of $24 million, offset by changes in operating assets and liabilities that resulted in a cash outflow of $110 million for the period, an amount that was primarily attributable to increases in accounts receivable and inventories, partially offset by decreases in prepaid expenses and increases in accounts payable and accrued liabilities.

Metals USA has scheduled a conference call for Monday, February 26, 2007 at 11:00 a.m. Eastern Standard Time. Anyone interested in hearing the call live may gain access via the Company’s website. A replay of the call will be available approximately two hours after the live broadcast ends and will be available until approximately March 30, 2007. To access the replay, dial (888) 203-1112 and enter the pass code 1534121.

Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, non-ferrous metals, and building products markets. In its Building Products Division, Metals USA is the largest manufacturer of patio products and stone-coated steel roofing products in North America, primarily serving the home remodeling industry. For more information, visit the Company’s website at www.metalsusa.com. The information contained in this release is limited and the Company encourages interested parties to read the Company’s Prospectus to our Registration Statement on Form S-4, as amended, dated August 4, 2006, and historical Form 10-K and 10-Q’s which are on file with the Securities and Exchange Commission for more complete historical information about the Company. Additionally, copies of the Company’s filings with the Securities and Exchange Commission together with press releases and other information investors may find of benefit can be found at the Company’s website at www.metalsusa.com under “Investor Relations.”

This press release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company’s control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those disclosed in the Company’s historic periodic filings with the Securities and Exchange Commission.

-Tables follow -

Metals USA, Inc.

Unaudited Consolidated Statements of Operations

(In millions)

	Three Months Ended December 31,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2006	2005	2006	2006	2005
	Successor Company	Combined Company (Note 1)	Successor Company	Successor Company	Combined Company (Note 1)
Revenues:
Net sales	$437.5	$388.5	$477.6	$1,802.9	$1,639.0
Operating cost and expenses:
Cost of sales (exclusive of operating and delivery, and depreciation and amortization shown below)	333.2	299.9	354.2	1,371.8	1,281.8
Operating and delivery	44.3	38.1	46.0	175.5	151.9
Selling, general and administrative	28.0	43.2	29.9	115.2	117.8
Depreciation and amortization	8.0	2.0	4.6	21.4	4.5

Operating income	24.0	5.3	42.9	119.0	83.0
Other (income) expense:
Interest expense	14.5	7.3	14.7	54.1	16.1
Other (income) expense, net	—	0.1	(0.3)	(0.5)	(0.1)

Income before income taxes	9.5	(2.1)	28.5	65.4	67.0
Provision (benefit) for income taxes	3.3	(0.8)	11.2	25.9	25.5

Net income (loss)	$6.2	$(1.3)	$17.3	$39.5	$41.5

Note 1:

The following schedule is presented as support for the combined results shown above. The Combined results are a non-GAAP measure of financial performance, accordingly they are labeled as "Unaudited." Amounts shown are a summation of the relevant periods.

	2005	2005	2005
	Successor Company One Month Ended December 31 (Note 1)	Predecessor Company Two Months Ended November 30 (Note 1)	Predecessor Company Eleven Months Ended November 30 (Note 1)
		(Unaudited)
Revenues:
Net sales	$116.9	$271.6	$1,522.1
Operating costs and expenses:
Cost of sales (exclusive of operating and delivery, and depreciation and amortization shown below)	92.5	207.4	1,189.3
Operating and delivery	12.8	25.3	139.1
Selling, general and administrative	9.3	33.9	108.5
Depreciation and amortization	1.4	0.6	3.1

Operating income	0.9	4.4	82.1
Other (income) expense:
Interest expense	4.1	3.2	12.0
Other (income) expense, net	—	0.1	(0.1)

Income before income taxes	(3.2)	1.1	70.2
Provision (benefit) for income taxes	(1.2)	0.4	26.7

Net income (loss)	(2.0)	0.7	43.5

Metals USA, Inc.

Unaudited Consolidated Condensed Balance Sheets

(In millions)

	December 31, 2006	December 31, 2005
Assets
Current assets:
Cash	$14.2	$11.3
Accounts receivable, net of allowance of $8.4, and $7.8 respectively	212.2	172.9
Inventories	447.3	350.7
Deferred tax asset	15.0	8.3
Prepaid expenses and other	14.9	25.2

Total current assets	703.6	568.4
Property and equipment, net	194.6	171.6
Intangible assets, net	19.9	21.5
Goodwill	47.1	15.8
Other assets, net	16.7	18.0

Total assets	$981.9	$795.3

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$71.2	$68.2
Accrued liabilities	59.0	46.3
Current portion of long-term debt	0.5	0.6

Total current liabilities	130.7	115.1
Long-term debt, less current portion	610.1	472.9
Deferred income tax liability	67.6	60.0
Other long-term liabilities	25.9	15.3

Total liabilities	834.3	663.3

Commitments and contingencies
Stockholder’s equity:
Common stock, $.01 par value, 100 shares authorized, issued and outstanding at December 31, 2006 and December 31, 2005	—	—
Additional paid-in capital	118.0	134.0
Retained earnings	30.2	(2.0)
Accumulated other comprehensive loss	(0.6)	—

Total stockholder’s equity	147.6	132.0

Total liabilities and stockholder’s equity	$981.9	$795.3

Metals USA, Inc.

Unaudited Consolidated Condensed Statements of Cash Flows

(In millions)

	Twelve Months Ended December 31,
	2006	2005
	Successor Company	Combined Company (Note 2)
Cash flows from operating activities:
Net income	$39.5	$41.5
Adjustments to reconcile net income to cash provided by (used in) operating activities:
(Gain) loss on sale of property and equipment	0.1	(0.1)
Provision for bad debts, net of recoveries	4.1	3.1
Adjustment to Predecessor Company tax attribute valuation allowance	—	2.4
Depreciation and amortization	22.6	5.0
Amortization of deferred financing costs	2.5	—
Deferred income taxes	(6.8)	(1.6)
Non-cash stock-based compensation	1.2	—
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(35.6)	(2.4)
Inventories	(91.2)	127.2
Prepaid expenses and other	9.3	(7.3)
Accounts payable and accrued liabilities	11.3	9.9
Other operating	(3.4)	(0.3)

Net cash provided by (used in) operating activities	(46.4)	177.4

Cash flows from investing activities:
Sale of assets	1.6	0.1
Purchase of assets	(16.9)	(20.3)
Acquisition costs, net of cash acquired	(45.7)	(430.1)

Net cash used in investing activities	(61.0)	(450.3)

Cash flows from financing activities:
Borrowings on revolving credit facilities	—	1,426.0
Repayments on revolving credit facilities	—	(1,679.0)
Borrowings on the ABL	441.6	247.4
Repayments on the ABL	(304.0)	(56.0)
Proceeds from issuance of Senior Secured Notes	—	275.0
Repayments of other long-term debt	(0.5)	(10.4)
Capital contribution	—	134.0
Deferred financing costs and other	(1.8)	(19.3)
Dividends paid	(25.0)	—
Issuance of common stock	—	0.1

Net cash provided by (used in) financing activities	110.3	317.8

Net increase (decrease) in cash	2.9	44.9
Cash, beginning of period	11.3	12.6

Cash, end of period	$14.2	$57.5

Note 2:

The following schedule is presented as support for the combined results shown above. The Combined results are a non-GAAP measure of financial performance, accordingly they are labeled as “Unaudited.” Amounts shown are a summation of the relevant periods.

	2005	2005
	Successor Company One Month Ended December 31	Predecessor Company Eleven Months Ended November 30
Cash flows from operating activities:
Net income	$(2.0)	$43.5
Adjustments to reconcile net income to cash provided by operating activities:
operating activities:
Net income from discontinued operations	—	—
(Gain) loss on sale of property and equipment	—	(0.1)
Provision for bad debts, net of recoveries	0.2	2.9
Depreciation and amortization	1.5	3.5
Deferred income taxes	(1.6)	—
Adjustment to Predecessor Company tax attribute valuation allowance	—	2.4
Changes in operating assets and liabilities, net of effects of Merger:
Accounts receivable	16.4	(18.8)
Inventories	(13.4)	140.6
Prepaid expenses and other	(6.6)	(0.7)
Accounts payable and accrued liabilities	12.2	(2.3)
Other operating	0.6	(0.9)

Net cash provided by (used in) operating activities	7.3	170.1

Cash flows from investing activities:
Sale of assets	—	0.1
Purchase of assets	(4.4)	(15.9)
Acquisition of Metals USA, Inc., net of cash	(430.1)	—

Net cash provided by (used in) investing activities	(434.5)	(15.8)

Cash flows from financing activities:
Borrowings on revolving credit facilities	—	1,426.0
Repayments on revolving credit facilities	(145.3)	(1,533.7)
Borrowings on the ABL	247.4	—
Repayments on the ABL	(56.0)	—
Proceeds from issuance of Senior Secured Notes	275.0	—
Repayments of other long-term debt	—	(10.4)
Capital contribution	134.0	—
Issuance of common stock	—	0.1
Deferred financing costs and other	(16.6)	(2.7)

Net cash provided by (used in) financing activities	438.5	(120.7)

Net increase in cash	11.3	33.6
Cash, beginning of period	—	12.6

Cash, end of period	$11.3	$46.2

Metals USA, Inc.

Unaudited Supplemental Segment and Non GAAP Information

(In millions, except shipments)

	Three Months Ended December 31,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2006	2005	2006	2006	2005
	Successor Company	Combined Company (Note 3)	Successor Company	Successor Company	Combined Company (Note 3)
Segment:
Flat Rolled and Non-Ferrous:
Net sales	$192.2	$170.5	$202.7	$776.0	$770.9
Operating Income	$11.6	$7.5	$15.9	$44.3	$35.5
Depreciation and amortization	$1.0	$0.4	$0.9	$3.8	$0.7
EBITDA (1)	$12.6	$7.9	$16.8	$48.1	$36.2
Adjusted EBITDA (2)	$12.6	$9.5	$16.8	$51.3	$37.8
Shipments (3)	155	169.0	165	680	723
Plates and Shapes:
Net sales	$210.1	$178.6	$228.4	$856.6	$694.7
Operating Income	$20.9	$18.2	$30.7	$95.9	$68.4
Depreciation and amortization	$3.1	$0.7	$1.5	$7.1	$1.9
EBITDA (1)	$24.0	$18.9	$32.2	$103.0	$70.3
Adjusted EBITDA (2)	$24.0	$20.3	$32.2	$107.3	$71.7
Shipments (3)	201	187.0	216	843	740
Building Products:
Net sales	$39.6	$44.7	$50.7	$189.8	$195.1
Operating Income	$(0.5)	$1.4	$3.9	$9.7	$16.8
Depreciation and amortization (5)	$0.9	$0.2	$0.4	$1.7	$0.6
EBITDA (1)	$0.4	$1.6	$4.3	$11.4	$17.4
Adjusted EBITDA (2)	$0.4	$2.7	$4.3	$14.7	$18.5
Shipments (3)	—	—	—	—	—
Corporate and other
Net sales	$(4.4)	$(5.3)	$(4.2)	$(19.5)	$(21.7)
Operating Income (loss)	$(8.0)	$(21.8)	$(7.6)	$(30.9)	$(37.7)
Depreciation and amortization	$3.4	$0.9	$2.2	$10.0	$1.8
EBITDA (1)	$(4.6)	$(20.9)	$(5.4)	$(20.9)	$(35.9)
Adjusted EBITDA (2)	$(2.6)	$(4.4)	$(4.8)	$(17.1)	$(19.4)
Shipments (3) (4)	(3)	(6.0)	(4)	(18)	(24)
Consolidated
Net sales	$437.5	$388.5	$477.6	$1,802.9	$1,639.0
Operating Income	$24.0	$5.3	$42.9	$119.0	$83.0
Depreciation and amortization (5)	$8.4	$2.2	$5.0	$22.6	$5.0
EBITDA (1)	$32.4	$7.5	$47.9	$141.6	$88.0
Adjusted EBITDA (2)	$34.4	$28.1	$48.5	$156.2	$108.6
Shipments (3)	353	350	377	1,505	1,439

(1)	EBITDA is the summation of Operating Income and Depreciation and Amortization. We believe that EBITDA is commonly used as a measure of performance for companies in our industry and is frequently used by analysts, investors, lenders and other interested parties to evaluate a company's financial performance and its ability to incur and service debt. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.

(2)	Adjusted EBITDA, as contemplated by our credit documents, is used by our lenders for debt covenant compliance purposes. Adjusted EBITDA is EBITDA adjusted to eliminate management fees to related parties, one-time, non-recurring charges related to the use of purchase accounting, and other non-cash income or expenses, which are more particularly defined in our credit documents and the indenture governing the notes. Amounts for year-to-date periods may not equal the sum of the individual quarters due to rounding.

(3)	Unaudited and is expressed in thousands of tons. Not a meaningful measure for Building Products.

(4)	Negative net sales and shipment information represent the elimination of intercompany transactions.

(5)	Includes depreciation expense recorded in cost of sales.

Note 3:

The following schedule is presented as support for the combined results shown above. The Combined results are a non-GAAP measure of financial performance, accordingly they are labeled as "Unaudited." Amounts shown are a summation of the relevant periods

	2005	2005	2005
	Successor Company One Month Ended December 31 (Note 3)	Predecessor Company Two Months Ended November 30 (Note 3)	Predecessor Company Eleven Months Ended November 30 (Note 3)
		(Unaudited)
Segment:
Flat Rolled and Non-Ferrous:
Net sales	51.0	119.5	719.9
Operating Income	0.6	6.9	34.9
Depreciation and amortization	0.3	0.1	0.4
EBITDA (1)	0.9	7.0	35.3
Adjusted EBITDA (2)	2.5	7.0	35.3
Shipments (3)	52	117	671
Plates and Shapes:
Net sales	54.5	124.1	640.2
Operating Income	4.0	14.2	64.4
Depreciation and amortization	0.4	0.3	1.5
EBITDA (1)	4.4	14.5	65.9
Adjusted EBITDA (2)	5.8	14.5	65.9
Shipments (3)	57	130	683
Building Products:
Net sales	13.2	31.5	181.9
Operating Income	(0.7)	2.1	17.5
Depreciation and amortization (5)	0.1	0.1	0.5
EBITDA (1)	(0.6)	2.2	18.0
Adjusted EBITDA (2)	0.5	2.2	18.0
Shipments (3)	—	—	—
Corporate and other
Net sales	(1.8)	(3.5)	(19.9)
Operating Income (loss)	(3.0)	(18.8)	(34.7)
Depreciation and amortization	0.7	0.2	1.1
EBITDA (1)	(2.3)	(18.6)	(33.6)
Adjusted EBITDA (2)	(1.8)	(2.6)	(17.6)
Shipments (3) (4)	(2)	(4)	(22)
Consolidated
Net sales	116.9	271.6	1,522.1
Operating Income	0.9	4.4	82.1
Depreciation and amortization (5)	1.5	0.7	3.5
EBITDA (1)	2.4	5.1	85.6
Adjusted EBITDA (2)	7.0	21.1	101.6
Shipments (3)	107	243	1,332

EBITDA and Adjusted EBITDA Non-GAAP Reconciliations and Explanations

EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization and is used by management, together with Adjusted EBITDA, as a measure for certain performance-based bonus plans. Adjusted EBITDA, as contemplated by our credit documents, is used by our lenders for debt covenant compliance purposes. Adjusted EBITDA is EBITDA adjusted to eliminate management fees to related parties, one-time, non-recurring charges related to the use of purchase accounting, and other non-cash income or expenses, which are more particularly defined in our credit documents and the indenture governing the notes. Our credit documents and the indenture governing the notes require us to meet or exceed specified minimum financial measures before we will be permitted to consummate certain acts, such as complete acquisitions, declare or pay dividends and incur additional indebtedness, and one of the more significant measures contained in our credit documents and the indenture governing the notes is Adjusted EBITDA.

We believe that EBITDA and Adjusted EBITDA are useful to investors because the measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry. EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles which we refer to as “GAAP,” and should not be viewed in isolation and do not purport to be an alternative to net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. There are material limitations associated with making the adjustments to our earnings to calculate EBITDA and Adjusted EBITDA and using these non-GAAP financial measures as compared to the most directly comparable U.S. GAAP financial measures. For instance, EBITDA and Adjusted EBITDA do not include:

•	interest expense, and because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue;

•	depreciation and amortization expense, and because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue; and

•	tax expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate.

Additionally, neither EBITDA nor Adjusted EBITDA are intended to be a measure of free cash flow for management’s discretionary use, as neither considers certain cash requirements such as capital expenditures, contractual commitments, interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures for other companies.

Below is a reconciliation of operating income (loss) to EBITDA and Adjusted EBITDA. Amounts for year-to-date periods may not equal the sum of the individual quarters due to rounding.

	Three Months Ended December 31,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2006	2005	2006	2006	2005
	Successor Company	Combined Company	Successor Company	Successor Company	Combined Company
Operating Income	$24.0	$5.3	$42.9	$119.0	$83.0
Depreciation and amortization	8.4	2.2	5.0	22.6	5.0

EBITDA	32.4	7.5	47.9	141.6	88.0
Indenture defined adjustments to EBITDA:
Inventory purchase adjustments	—	4.1	—	10.8	4.1
Stock options and grant expense	0.3	15.4	0.3	1.2	15.4
Management fees and other costs	0.3	0.1	0.3	1.2	0.1
Facility Closures	1.4	—	—	1.4	—
Severance	—	0.7	—	—	0.7
Write-of prepaid expenses as result of Merger	—	0.3	—	—	0.3

Adjusted EBITDA	$34.4	$28.1	$48.5	$156.2	$108.6